UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2020

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 High Street Boston, MA		02110
(Address of principal executive offices)		(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HMHC	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Houghton Mifflin Harcourt Company (the “Company”) is party to a second amended and restated revolving credit agreement (the “Revolving Credit Agreement”), dated as of November 22, 2019, governing the second amended and restated senior secured asset-based revolving credit facility (the “ABL Credit Facility”) by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, and Citibank, N.A. as administrative agent and collateral agent. A copy of the Revolving Credit Agreement was filed as an exhibit to the Company's Form 8-K, filed with the SEC on November 25, 2019.

On March 24, 2020, the Company elected to draw down $100 million on the ABL Credit Facility. The Company took this action as a precautionary measure in order to increase the Company’s cash position and help maintain financial flexibility in light of the current uncertainty resulting from the COVID-19 pandemic. The proceeds from this drawdown will be available to be used for working capital, general corporate or other purposes. Immediately following this $100 million drawdown, more than $50 million of borrowing capacity remained available under the ABL Credit Facility, subject to the terms and conditions of the ABL Credit Facility.  Subject to such terms and conditions, the Company may draw down all or a portion of the remaining available amount.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has begun to implement certain expense-reduction measures to help mitigate some of the adverse impact of the COVID-19 pandemic to its profitability and cash flow in 2020. As part of these expense-reduction measures, on March 26, 2020, the Company’s executive officers voluntarily offered and recommend to the Board of Directors (the “Board”) that the Board temporarily: (i) reduce the 2020 annual cash base salary of John J. Lynch, Jr., the Company’s President and Chief Executive Officer, by 50%; and (ii) reduce the 2020 annual cash base salary of members of the Company’s Executive Leadership Team, including Joseph P. Abbott, Jr., the Company’s Executive Vice President and Chief Financial Officer, William F. Bayers, the Company’s Executive Vice President, Secretary and General Counsel, and James P. O’Neill, the Company’s Executive Vice President and General Manager, Core Solutions, by approximately 25%.  In addition, on March 26, 2020 the Board also approved a 25% reduction in the cash compensation payable to members of the Board for the same period.

Item 7.01.	Regulation FD Disclosure.

On March 27, 2020, the Company issued a press release entitled "Houghton Mifflin Harcourt Takes Strong Steps to Address COVID-19 and Provides Business Update." A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on

Form 8-K.

The information contained in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Houghton Mifflin Harcourt Company on March 27, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

Dated: March 27, 2020	By:	/s/ William F. Bayers
	Name:	William F. Bayers
	Title:	Executive Vice President, Secretary and General Counsel

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